SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

A.P. Pharma, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware                                        94-2875566
(State or Other Jurisdiction of                                                           (I.R.S. Employer
 Incorporation or Organization)                                                           Identification No.)

123 Saginaw Drive, Redwood City, California 94063
(Address of Principal Executive Offices)

Non-Qualified Stock Plan
(Full Title of the Plan)

Ronald Prentki
Chief Executive Officer
A.P. Pharma, Inc.
123 Saginaw Drive
Redwood City, California  94063
(Name and Address of Agent for Service)

(650) 366-2626
(Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Julian Stern, Esq.
Heller Ehrman LLP
275 Middlefield Road
Menlo Park, California 94025-3506
(650) 324-7000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

      Large Accelerated Filer  ☐    Accelerated Filer  ☐     Non-Accelerated Filer  ☐    Smaller Reporting Company  ☒

    CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock, par value $0.01	2,000,000	$1.43	$2,860,000	$112.40
(1)
Represents 2,000,000 shares issuable upon exercise of equity awards to be granted under Registrant's Non-Qualified Stock Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, (the “Securities Act”), this Registration Statement includes such additional number of shares as may be required by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock, or any anti-dilution provisions of such plan.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act.  Pursuant to Rule 457(c) under the Securities Act , the price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stockas reported on the Nasdaq Global Market on August 4, 2008.

(3)
Amount of registration fee was calculated pursuant to Section 6(b) of the Securities Act, which provides that the fee shall be $39.30 per $1,000,000 of the proposed maximum aggregate offering price of the securities proposed to be offered.

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PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      The shares being registered herein are 2,000,000 shares of common stock authorized to be issued under Registrant's Non-Qualified Stock Plan.

Item 3.     Incorporation of Documents by Reference

      The following documents filed or to be filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated by reference in this Registration Statement:

(a)                           The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007;

(b)                           The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2008;

(c)                           The Registrant’s Current Reports on Form 8-K filed with the Commission on January 15, 2008, January 24, 2008 and July 9, 2008;

(d)                           The description of the Registrant’s Common Stock contained in the registration statement on Form 8-A filed with the Commission on August 7, 1987 pursuant to Section 12 of the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description; and

(e)                           All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities

  Not applicable.

Item 5.    Interests of Named Experts and Counsel

Heller Ehrman LLP, counsel to the Company, has rendered an opinion with respect to the legality of the Common Stock issuable under the Non-Qualified Stock Plan.  Julian N. Stern, the sole shareholder of a professional corporation that is a partner of Heller Ehrman LLP, is the Secretary of the Company.  Mr. Stern owns 42,583 shares of the Company’s Common Stock.

Item 6.    Indemnification of Directors and Officers

The Registrant has the power to indemnify its officers and directors against liability for certain acts pursuant to Section 145 of the General Corporation Law of the State of Delaware.  Section B of Article VI of the Registrant’s Certificate of Incorporation provides:

"(1)
Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation.  The right to indemnification conferred in this Section B shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.  The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(2)
Non-Exclusivity of Rights.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section B shall not be exclusive of any other rights which any person may have or hereafter acquire under any statute, provisions of this Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

(3)
Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware General Corporation Law.”

Registrant maintains directors’ and officers’ liability insurance which covers civil liabilities.  Such insurance helps the Registrant to attract qualified officers and directors, by providing a means for the Company to pay the costs and expenses involved in the event civil litigation is brought against of one of the Registrant’s officers or directors.

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Item 7.    Exemption from Registration Claimed

  Not Applicable.

Item 8.    Exhibits

4.1	Non-Qualified Stock Plan
4.2	Form of Non-Qualified Stock Plan Stock Option Agreement
5.1               Opinion of Heller Ehrman LLP
23.1             Consent of Independent Registered Public Accounting Firm
23.2             Consent of Independent Registered Public Accounting Firm
23.3             Consent of Heller Ehrman LLP
(filed as part of Exhibit 5.1)
24.1             Power of Attorney (see page II-6)

Item 9.    Undertakings

  A.            The undersigned Registrant hereby undertakes:

        (1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)                           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  B.        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  C.        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 7th day of August, 2008.

A.P. PHARMA, INC.

By:          /s/Ronald Prentki
               Ronald Prentki
               Chief Executive Officer

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POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Gregory Turnbull and Ronald Prentki his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

/s/Ronald Prentki Ronald Prentki	President and Chief Executive Officer, Director (Principal Executive Officer)	August 7, 2008
Gregory Turnbull	Chief Financial Officer (Principal Financial Officer)
/s/Paul Goddard Paul Goddard	Chairman of the Board of Directors	August 7, 2008
/s/Peter Riepenhausen Peter Riepenhausen	Director	August 7, 2008
/s/Toby Rosenblatt Toby Rosenblatt	Director	August 7, 2008
/s/Arthur Taylor Arthur Taylor	Director	August 7, 2008
/s/Robert Zerbe Robert Zerbe	Director	August 7, 2008

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                   INDEX TO EXHIBITS

Item No.                                                  Description of Item

4.1	Non-Qualified Stock Plan

4.2	Form of Non-Qualified Stock Plan Stock Option Agreement

5.1               Opinion of Heller Ehrman LLP

23.1             Consent of Independent Registered Public Accounting Firm

23.2             Consent of Independent Registered Public Accounting Firm

23.3             Consent of Heller Ehrman LLP
(filed as part of Exhibit 5.1)

24.1             Power of Attorney (see page II-6)